SEACOAST REPORTS FIRST QUARTER 2021 RESULTS
Wealth Management Exceeds $1 Billion in Assets Under Management
Loan Pipelines Expand by 44% in Line with Strong Florida Economic Recovery
Initiates Quarterly Cash Dividend

STUART, Fla., April 22, 2021 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the first quarter of 2021 of $33.7 million, or $0.60 per diluted share, an increase of 15% compared to the fourth quarter of 2020. Adjusted net income1 for the first quarter of 2021 was $35.5 million, or $0.63 per diluted share, an increase of 16% compared to the fourth quarter of 2020. The ratio of tangible common equity to tangible assets was 10.71%, tangible book value per share increased to $16.62 and Tier 1 capital increased to 18.2%.
For the first quarter of 2021, return on average tangible assets was 1.70%, return on average tangible shareholders' equity was 15.62%, and the efficiency ratio was 53.21%, compared to 1.49%, 13.87%, and 48.23%, respectively, in the prior quarter. Adjusted return on average tangible assets1 in the first quarter of 2021 was 1.75%, adjusted return on average tangible shareholders' equity1 was 16.01%, and the adjusted efficiency ratio1 was 51.99%, compared to 1.50%, 14.00%, and 48.75%, respectively, in the prior quarter.
Charles M. Shaffer, Seacoast's President and CEO, said, “The Seacoast team delivered another record quarter, resulting in continued growth in tangible book value per share, ending the period at $16.62, up 15% over the prior year. Our wealth management team continues to implement a unique, high-quality approach to assisting high net worth families, foundations, and business owners in developing wealth and investment management strategies, resulting in strong growth year-over-year in assets under management. As the Florida population continues to swell and the economic recovery continues to take hold, we are capitalizing on this growth, as evidenced in our mortgage banking results, and in our loan pipelines, which increased 44% from year-end.
Mr. Shaffer added, “During the quarter, we announced the upcoming acquisition of Legacy Bank of Florida. This is an exceptional addition and further strengthens our presence in Florida’s largest MSA. The transaction, which is expected to close in the third quarter of 2021, will provide earnings per share accretion of 6% to 2022, and has nominal up-front dilution to tangible book value per share.”
On April 20, 2021, the Company’s Board of Directors approved a $0.13 cash dividend to shareholders of record on June 15, 2021, to be paid June 30, 2021.
Mr. Shaffer further commented, “I am pleased to announce the Board’s decision to authorize a quarterly dividend for our shareholders. The dividend demonstrates our continued confidence in the Company’s performance outlook. Asset quality, liquidity, and capital are all strong, and we continue to generate meaningful capital growth, bolstering our fortress balance sheet. Our capital ratios are more substantial than most of our peers, which continues to provide strategic flexibility, and issuing a dividend is yet another way we can provide total shareholder return while maintaining our balanced growth strategy.”
Financial Results
Income Statement
•Net income was $33.7 million, or $0.60 per diluted share for the first quarter of 2021, compared to $29.3 million, or $0.53, for the prior quarter. Adjusted net income1 was $35.5 million, or $0.63 per diluted share for the first quarter of 2021, compared to $30.7 million, or $0.55, for the prior quarter.
•Net revenues were $84.3 million in the first quarter of 2021, an increase of $0.6 million, or 1%, compared to the prior quarter. Adjusted revenues1 were $84.4 million in the first quarter of 2021, an increase of $0.7 million, or 1%, from the prior quarter.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Net interest income totaled $66.6 million in the first quarter of 2021, a decrease of $2.2 million, or 3%, from the prior quarter due to lower loan balances and lower yields, partially offset by higher income from Paycheck Protection Program (“PPP”) loans and lower cost of deposits. During the first quarter of 2021, net interest income included $6.9 million in interest and fees earned on PPP loans compared to $5.2 million in the fourth quarter of 2020. Remaining deferred PPP loan fees totaling $13.5 million will be recognized over the loans' remaining contractual maturity or sooner, as loans are forgiven.
•Net interest margin was 3.51% in the first quarter of 2021, compared to 3.59% in the fourth quarter of 2020. The effect of accretion of purchase discounts on acquired loans was an increase of 15 basis points in the first quarter of 2021, compared to an increase of 23 basis points in the fourth quarter of 2020. The effect of interest and fees on PPP loans was an increase of 11 basis points in the first quarter of 2021, and a decrease of one basis point in the fourth quarter of 2020. Excluding both these items, net interest margin declined 12 basis points to 3.25%, largely the result of significant growth in cash balances held on the balance sheet. The Company expects to deploy this cash in a disciplined and prudent manner, carefully navigating an economic outlook that includes expected increases in interest rates. The yield on loans, excluding PPP and accretion of purchase discount, decreased 8 basis points due to the impact of the overall lower rate environment. The yield on securities declined 8 basis points, resulting from elevated prepayments and lower yields on new purchases. The cost of deposits decreased six basis points, from 19 basis points in the fourth quarter of 2020 to 13 basis points in the first quarter of 2021, reflecting our continued repricing down of interest-bearing deposits and time deposits.
•Noninterest income totaled $17.7 million in the first quarter of 2021, an increase of $2.7 million, or 18%, compared to the prior quarter. Results for the first quarter of 2021 included the following:
▪Mortgage banking fees were $4.2 million, compared to $3.6 million in the prior quarter, as rates remain low and an influx of new residents and businesses into Florida drive demand for mortgage originations.
▪Interchange revenue was a record $3.8 million, compared to $3.6 million in the prior quarter, with a higher volume of transactions and higher per-card spending contributing to the increase.
▪Wealth management income was a record $2.3 million in the current quarter, compared to $1.9 million in the fourth quarter of 2020. During the first quarter of 2021, assets under management increased $156 million to surpass $1.0 billion. This milestone was achieved as the result of the team’s success in delivering valuable services and advice to new clients, and collaborating with retail and commercial bankers across the franchise to build and develop existing relationships.
▪Included in other income in the first quarter of 2021 is $1.7 million in income associated with the resolution of contingencies on two loans acquired in 2017. Similar activity is not expected in subsequent periods.
•The provision for credit losses was a net benefit of $5.7 million in the first quarter of 2021, compared to a $1.9 million expense in the prior quarter. The ratio of allowance for credit losses to total loans declined to 1.53% at March 31, 2021, compared to 1.62% at December 31, 2020. Excluding PPP loans, the ratio declined to 1.71% at March 31, 2021, compared to 1.79% at December 31, 2020. The decline in coverage reflects improvement in the economic outlook from the prior quarter.
•Noninterest expense was $46.1 million in the first quarter of 2021, an increase of $2.4 million, or 6%, compared to the prior quarter. Changes from the fourth quarter of 2020 consisted of the following:
▪Employee benefits increased $1.1 million, or 27%, reflecting higher seasonal payroll taxes and 401(k) plan contributions typical of the first quarter.
▪Occupancy expenses include $0.3 million in charges associated with three branch consolidations completed during the first quarter of 2021.
▪Legal and professional fees increased by $2.1 million compared to the fourth quarter. The first quarter of 2021 includes $0.6 million in merger-related costs, while the fourth quarter benefited from the one-time recovery of certain legal expenses incurred during 2020.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

▪Foreclosed property expense decreased in the first quarter of 2021 by $1.9 million, reflecting a gain on the sale of an OREO property of $0.2 million compared to write-downs totaling $1.6 million on two properties in the prior quarter.
•Seacoast recorded $10.2 million of income tax expense in the first quarter of 2021, compared to $8.8 million in the prior quarter. Tax impacts related to stock-based compensation were nominal each period.
•The ratio of net adjusted noninterest expense1 to average tangible assets was 2.16% in the first quarter of 2021, compared to 2.00% in the prior quarter and 2.46% in the first quarter of 2020.
•The efficiency ratio was 53.2% compared to 48.2% in the prior quarter. The adjusted efficiency ratio1 was 52.0% compared to 48.8% in the prior quarter. The fourth quarter of 2020 benefited from a one-time recovery of legal expenses and a release of reserves for unfunded commitments, while the first quarter of 2021 included a seasonal increase in employee benefits.

Balance Sheet
•At March 31, 2021, the Company had total assets of $8.8 billion and total shareholders' equity of $1.2 billion. Book value per share was $20.89, and tangible book value per share was $16.62, compared to $20.46 and $16.16, respectively, on December 31, 2020, and $18.82 and $14.42, on March 31, 2020. This reflects growth in tangible book value per share of 15% year-over-year. Increasing rates impacted accumulated other comprehensive income by $10.8 million, offsetting the quarter-over-quarter growth in tangible book value by $0.20 per share.
•Debt securities totaled $1.6 billion on March 31, 2021, a decrease of $18.9 million compared to December 31, 2020. Purchases during the quarter were primarily in government-sponsored mortgage-backed securities with an average yield of 1.44%. On January 1, 2021, the Company transferred $211.6 million in debt securities from available-for-sale to held-to-maturity, as it has the intent and ability to hold these securities to maturity.
•Loans totaled $5.7 billion on March 31, 2021, a decrease of $73.9 million, or 1%, compared to December 31, 2020. Given the significant economic performance in the State of Florida, low unemployment, and clear evidence of a V-shaped recovery, the Company returned to its pre-pandemic credit policy and conservative underwriting guidelines.
With the renewal of the Paycheck Protection Program (“PPP”), Seacoast originated over 2,400 loans for $232.5 million in the first quarter of 2021. Fees earned from the Small Business Administration (“SBA”) on the origination of these loans, net of related costs, totaled $9.4 million. When combined with fees remaining to be recognized on PPP loans originated in 2020, $13.5 million in deferred PPP loan fees will be recognized over the loans’ contractual maturity or sooner, as loans are forgiven. During the first quarter of 2021, $213.8 million in PPP loans funded in 2020 were forgiven by the SBA.
•Loan originations were $668.4 million in the first quarter of 2021, compared to $541.0 million in the fourth quarter of 2020, an increase of 24%.
▪Commercial originations during the first quarter of 2021 were $204.3 million, compared to $277.4 million in the fourth quarter of 2020. The decrease reflects lower seasonal demand quarter-over-quarter, but an increase of 11% compared to the first quarter of 2020. We expect production to continue to increase throughout 2021.
▪Seacoast participated in the most recent round of PPP funding with $232.5 million in originations during the quarter.
▪Residential loans originated for sale in the secondary market were $138.3 million in the first quarter of 2021, compared to $161.6 million in the fourth quarter of 2020. The benefit of continued low rates and ongoing inflows of new residents and businesses into Florida drove continued demand for mortgage originations.
▪Closed residential loans retained in the portfolio totaled $46.6 million in the first quarter of 2021, compared to $54.5 million in the fourth quarter of 2020.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

▪Consumer originations in the first quarter of 2021 were $46.7 million, compared to $47.5 million in the fourth quarter of 2020.
•Pipelines (loans in underwriting and approval or approved and not yet closed) totaled $433.6 million on March 31, 2021, an increase of 44% from the fourth quarter of 2020.
▪Commercial pipelines were $240.9 million as of March 31, 2021, an increase of 44% from $166.7 million for the fourth quarter of 2020, reflecting increasing demand in line with Florida’s strong economic recovery.
▪Residential saleable pipelines were $92.1 million as of March 31, 2021, compared to $92.0 million as of the prior quarter end. Retained residential pipelines were $72.4 million as of March 31, 2021, compared to $25.1 million as of the prior quarter end. The increase in the retained residential pipeline reflects a selective Florida correspondent program we expanded during the quarter to generate both portfolio growth and cross-sell opportunities for depository and other products.
▪Consumer pipelines were $28.1 million as of March 31, 2021, compared to $18.2 million as of the prior quarter-end.
•Total deposits were $7.4 billion as of March 31, 2021, an increase of $453.2 million, or 7%, compared to December 31, 2020.
▪The overall cost of deposits declined to 13 basis points in the first quarter of 2021 from 19 basis points in the prior quarter.
▪Total transaction account balances increased $477.3 million, or 12%, quarter-over-quarter, reflecting the impact of the new PPP originations, ongoing stimulus programs and tax refunds and growth in relationships. Transaction accounts represent 59% of overall deposit funding.
▪Interest-bearing deposits (interest-bearing demand, savings, and money market deposits) increased $275.9 million, or 7%, quarter-over-quarter to $4.1 billion, noninterest-bearing demand deposits increased $395.5 million, or 17%, to $2.7 billion, and CDs (excluding brokered) declined $77.8 million, or 13%, to $519.5 million.
▪As of March 31, 2021, deposits per banking center were $154 million, compared to $118 million on March 31, 2020.
Asset Quality
•Nonperforming loans decreased by $0.8 million to $35.3 million at March 31, 2021. Nonperforming loans to total loans outstanding were 0.62% at March 31, 2021, 0.63% at December 31, 2020, and 0.48% at March 31, 2020.
•Nonperforming assets to total assets were 0.58% at March 31, 2021, 0.59% at December 31, 2020, and 0.55% at March 31, 2020.
•The ratio of allowance for credit losses to total loans was 1.53% at March 31, 2021, 1.62% at December 31, 2020, and 1.61% at March 31, 2020. Excluding PPP loans, the ratio of allowance for credit losses to total loans at March 31, 2021, was 1.71%, compared to 1.79% at December 31, 2020. The decline in coverage reflects an improvement in the economic outlook from the prior quarter, lower net charge-offs, and lower loans outstanding.
•Net charge-offs were $0.4 million, or 0.03%, of average loans for the first quarter of 2021 compared to $3.1 million, or 0.21%, of average loans in the fourth quarter of 2020 and $1.0 million, or 0.07%, of average loans in the first quarter of 2020. Net charge-offs for the four most recent quarters averaged 0.12%.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Excluding PPP loans, Seacoast's average commercial loan size is $408,000, reflecting an ability to maintain granularity within the overall loan portfolio.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Construction and land development and commercial real estate loans remain well below regulatory guidance at 23% and 168% of total bank-level risk based capital, respectively, compared to 26% and 169% respectively, in the fourth quarter of 2020. On a consolidated basis, construction and land development and commercial real estate loans represent 21% and 155%, respectively, of total consolidated risk-based capital.
Capital and Liquidity
•The tier 1 capital ratio increased to 18.2% from 17.4% at December 31, 2020, and 15.5% March 31, 2020. The total capital ratio was 19.2% and the tier 1 leverage ratio was 12.1% at March 31, 2021.
•Cash and cash equivalents at March 31, 2021 totaled $979.3 million, an increase of $575.2 million from December 31, 2020.
•Tangible common equity to tangible assets was 10.71% at March 31, 2021, compared to 11.01% at December 31, 2020 and 10.68% at March 31, 2020. Tangible common equity declined quarter-over-quarter as a result of a buildup of cash on the balance sheet. The Company will strategically deploy this cash in a disciplined and prudent manner, carefully navigating an outlook that includes expected increases in interest rates.
•At March 31, 2021, the Company had available unsecured lines of credit of $135.0 million and lines of credit under lendable collateral value of $1.7 billion. $1.3 billion of debt securities and $703.8 million in residential and commercial real estate loans are available as collateral for potential borrowings.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	1Q'21	4Q'20	3Q'20	2Q'20	1Q'20
Selected Balance Sheet Data:
Total Assets	$8,811,820	$8,342,392	$8,287,840	$8,084,013	$7,352,894
Gross Loans	5,661,492	5,735,349	5,858,029	5,772,052	5,317,208
Total Deposits	7,385,749	6,932,561	6,914,843	6,666,783	5,887,499

Performance Measures:
Net Income	$33,719	$29,347	$22,628	$25,080	$709
Net Interest Margin	3.51%	3.59%	3.40%	3.70%	3.93%
Average Diluted Shares Outstanding	55,992	55,739	54,301	53,308	52,284
Diluted Earnings Per Share (EPS)	$0.60	$0.53	$0.42	$0.47	$0.01
Return on (annualized):
Average Assets (ROA)	1.61%	1.39%	1.11%	1.27%	0.04%
Average Tangible Assets (ROTA)[2]	1.70	1.49	1.20	1.37	0.11
Average Tangible Common Equity (ROTCE)[2]	15.62	13.87	11.35	13.47	0.95
Tangible Common Equity to Tangible Assets[2]	10.71	11.01	10.67	10.19	10.68
Tangible Book Value Per Share[2]	$16.62	$16.16	$15.57	$15.11	$14.42
Efficiency Ratio	53.21%	48.23%	61.65%	50.11%	59.85%

Adjusted Operating Measures[1]:
Adjusted Net Income	$35,497	$30,700	$27,336	$25,452	$5,462
Adjusted Diluted EPS	0.63	0.55	0.50	0.48	0.10
Adjusted ROTA[2]	1.75%	1.50%	1.38%	1.33%	0.32%
Adjusted ROTCE[2]	16.01	14.00	13.06	13.09	2.86
Adjusted Efficiency Ratio	51.99	48.75	54.82	49.60	53.55
Net Adjusted Noninterest Expense as a Percent of Average Tangible Assets[2]	2.16	2.00	2.24	2.11	2.46

Other Data:
Market capitalization[3]	$2,003,866	$1,626,913	$994,690	$1,081,009	$965,097
Full-time equivalent employees	953	965	968	924	919
Number of ATMs	75	77	77	76	76
Full-service banking offices	48	51	51	50	50
Registered online users	126,352	123,615	121,620	117,273	113,598
Registered mobile devices	117,959	115,129	110,241	108,062	104,108
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

First Quarter Strategic Highlights
Legacy Bank of Florida Acquisition
Seacoast’s balanced growth strategy, combining organic growth with value-creating acquisitions, continues to benefit shareholders and provide new opportunities for associates. In the first quarter of 2021, the Company announced the upcoming acquisition of Legacy Bank of Florida, which is expected to close in the third quarter of 2021. The acquisition will add experienced bankers in a growing market, further supporting sustainable, profitable growth, and will increase Seacoast’s deposits in Palm Beach and Broward counties by approximately 40%.

Capitalizing on Seacoast’s Early Commitment to Digital Transformation
•As customer preferences change, Seacoast continues to evolve the branch footprint, redirecting capacity into attractive growth markets. In alignment with this strategy, three banking center locations were consolidated in the first quarter of 2021, representing an estimated annual savings of $0.9 million.
•Seacoast and its customers are benefiting from our fully digital PPP origination platform and our automated PPP forgiveness solution, which streamline the processes for clients while integrating with Seacoast’s existing technology infrastructure. In the first quarter of 2021, with the re-opening of the PPP lending program, Seacoast originated $232.5 million in PPP loans. Also in the first quarter of 2021, Seacoast processed $213.8 million in loan forgiveness.
•During the first quarter of 2021, Seacoast launched a large-scale initiative to upgrade all ATMs across the network through a third-party partnership, providing our customers with a best-in-class experience, while reducing the cost to operate the ATM network by $0.9 million annually.
Scaling and Evolving Our Culture
•As Seacoast grows the organization, we continue to expand our leadership team with talented individuals holding diverse backgrounds. In the first quarter of 2021, Ron York joined Seacoast serving as EVP, Treasury Management Executive. Formerly with First Horizon Bank, Ron will look to evolve Seacoast’s Treasury Management products, services, and capabilities. Additionally, the Company hired Pam Notarantonio as the regional credit officer for the Central Florida market. Pam joins Seacoast after 32 years with Wells Fargo and brings extensive credit leadership experience to the role. This follows the hiring of Dan Hilken, also previously with Wells Fargo, in the fourth quarter as the regional market president for Central Florida.
•Seacoast believes that diversity enhances our entire workforce, and we strive to make inclusion a hallmark of our culture. Our Associate Resource Group (“ARG”) programs are led by and comprised of associates who have diverse backgrounds and experiences, and who share a common interest in professional development, improving corporate culture, and building stronger communities. Currently, Seacoast ARGs include Black Associates and Allies Network, LGBTQ+, Veterans, and Women Mean Business. Each is sponsored and supported by senior leaders across the enterprise.
•Seacoast launched a new associate engagement & performance management platform in February of 2021. The tool provides an integrated platform supporting associate engagement and performance management routines, further supporting the bank’s high performance culture.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on April 23, 2021 at 10:00 a.m. (Eastern Time) to discuss the first quarter and year end 2021 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 774-6070 (passcode: 8255 031#; host: Charles Shaffer). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com     by selecting "Presentations" under the heading "News/Events." A replay of the call will be available for one month, beginning late afternoon on April 23, 2021, by clicking here and using passcode 50130036.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Corporate Information." Beginning late afternoon on April 23, 2021, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $8.8 billion in assets and $7.4 billion in deposits as of March 31, 2021. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 48 traditional branches of its locally-branded, wholly-owned subsidiary bank, Seacoast National Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that we have acquired, or expect to acquire, including Legacy Bank of Florida, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality and the adverse impact of COVID-19 (economic and otherwise); governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices, including the impact of the adoption of CECL; our participation in the Paycheck Protection Program ("PPP"); the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; changing retail distribution strategies, customer preferences and behavior; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

The risks relating to the Legacy Bank of Florida proposed merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that the merger is not completed at all; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectation; the risk of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures on solicitations of customers by competitors; as well as difficulties and risks inherent with entering new markets.

The COVID-19 pandemic is adversely affecting Seacoast, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, result of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Seacoast’s revenues and values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2020 under "Special Cautionary Notice Regarding Forward-looking

Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except ratios and per share data)	1Q'21	4Q'20	3Q'20	2Q'20	1Q'20

Summary of Earnings
Net income	$33,719	$29,347	$22,628	$25,080	$709
Adjusted net income[1]	35,497	30,700	27,336	25,452	5,462
Net interest income[2]	66,741	68,903	63,621	67,388	63,291
Net interest margin[2,3]	3.51%	3.59%	3.40%	3.70%	3.93%

Performance Ratios
Return on average assets-GAAP basis[3]	1.61%	1.39%	1.11%	1.27%	0.04%
Return on average tangible assets-GAAP basis[3,4]	1.70	1.49	1.20	1.37	0.11
Adjusted return on average tangible assets[1,3,4]	1.75	1.50	1.38	1.33	0.32
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.16	2.00	2.24	2.11	2.46

Return on average shareholders' equity-GAAP basis[3]	12.03	10.51	8.48	9.96	0.29
Return on average tangible common equity-GAAP basis[3,4]	15.62	13.87	11.35	13.47	0.95
Adjusted return on average tangible common equity[1,3,4]	16.01	14.00	13.06	13.09	2.86
Efficiency ratio[5]	53.21	48.23	61.65	50.11	59.85
Adjusted efficiency ratio[1]	51.99	48.75	54.82	49.60	53.55
Noninterest income to total revenue (excluding securities gains/losses)	21.07	17.85	21.06	17.00	18.84
Tangible common equity to tangible assets[4]	10.71	11.01	10.67	10.19	10.68
Average loan-to-deposit ratio	81.39	84.48	87.83	88.48	93.02
End of period loan-to-deposit ratio	77.48	83.72	85.77	87.40	90.81

Per Share Data
Net income diluted-GAAP basis	$0.60	$0.53	$0.42	$0.47	$0.01
Net income basic-GAAP basis	0.61	0.53	0.42	0.47	0.01
Adjusted earnings[1]	0.63	0.55	0.50	0.48	0.10

Book value per share common	20.89	20.46	19.91	19.45	18.82
Tangible book value per share	16.62	16.16	15.57	15.11	14.42
Cash dividends declared	—	—	—	—	—

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'21	4Q'20	3Q'20	2Q'20	1Q'20

Interest on securities:
Taxable	$6,298	$6,477	$6,972	$7,573	$8,696
Nontaxable	148	86	125	121	122
Fees on PPP loans	5,390	3,603	161	4,010	—
Interest on PPP loans	1,496	1,585	1,558	1,058	—
Interest and fees on loans - excluding PPP loans	55,412	60,407	58,768	59,776	63,440
Interest on federal funds sold and other investments	586	523	556	684	734
Total Interest Income	69,330	72,681	68,140	73,222	72,992

Interest on deposits	1,065	1,228	1,299	1,203	3,190
Interest on time certificates	1,187	2,104	2,673	3,820	4,768
Interest on borrowed money	468	558	665	927	1,857
Total Interest Expense	2,720	3,890	4,637	5,950	9,815

Net Interest Income	66,610	68,791	63,503	67,272	63,177
Provision for credit losses	(5,715)	1,900	(845)	7,611	29,513
Net Interest Income After Provision for Credit Losses	72,325	66,891	64,348	59,661	33,664

Noninterest income:
Service charges on deposit accounts	2,338	2,423	2,242	1,939	2,825
Interchange income	3,820	3,596	3,682	3,187	3,246
Wealth management income	2,323	1,949	1,972	1,719	1,867
Mortgage banking fees	4,225	3,646	5,283	3,559	2,208
Marine finance fees	189	145	242	157	146
SBA gains	287	113	252	181	139
BOLI income	859	889	899	887	886
Other	3,744	2,187	2,370	2,147	3,352
	17,785	14,948	16,942	13,776	14,669
Securities (losses) gains, net	(114)	(18)	4	1,230	19
Total Noninterest Income	17,671	14,930	16,946	15,006	14,688

Noninterest expenses:
Salaries and wages	21,393	21,490	23,125	20,226	23,698
Employee benefits	4,980	3,915	3,995	3,379	4,255
Outsourced data processing costs	4,468	4,233	6,128	4,059	4,633
Telephone / data lines	785	774	705	791	714
Occupancy	3,789	3,554	3,858	3,385	3,353
Furniture and equipment	1,254	1,317	1,576	1,358	1,623
Marketing	1,168	1,045	1,513	997	1,278
Legal and professional fees	2,582	509	3,018	2,277	3,363
FDIC assessments	526	528	474	266	—
Amortization of intangibles	1,211	1,421	1,497	1,483	1,456
Foreclosed property expense and net (gain) loss on sale	(65)	1,821	512	245	(315)
Provision for credit losses on unfunded commitments	—	(795)	756	178	46
Other	4,029	3,869	4,517	3,755	3,694
Total Noninterest Expense	46,120	43,681	51,674	42,399	47,798

Income Before Income Taxes	43,876	38,140	29,620	32,268	554
Income taxes	10,157	8,793	6,992	7,188	(155)

Net Income	$33,719	$29,347	$22,628	$25,080	$709

Per share of common stock:

Net income diluted	$0.60	$0.53	$0.42	$0.47	$0.01
Net income basic	0.61	0.53	0.42	0.47	0.01
Cash dividends declared	—	—	—	—	—

Average diluted shares outstanding	55,992	55,739	54,301	53,308	52,284
Average basic shares outstanding	55,271	55,219	53,978	52,985	51,803

CONDENSED CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2021	2020	2020	2020	2020

Assets
Cash and due from banks	$89,123	$86,630	$81,692	$84,178	$82,111
Interest bearing deposits with other banks	890,202	317,458	227,876	440,142	232,763
Total Cash and Cash Equivalents	979,325	404,088	309,568	524,320	314,874

Time deposits with other banks	750	750	2,247	2,496	3,742

Debt Securities:
Available for sale (at fair value)	1,051,396	1,398,157	1,286,858	976,025	910,311
Held to maturity (at amortized cost)	512,307	184,484	207,376	227,092	252,373
Total Debt Securities	1,563,703	1,582,641	1,494,234	1,203,117	1,162,684

Loans held for sale	60,924	68,890	73,046	54,943	29,281

Loans	5,661,492	5,735,349	5,858,029	5,772,052	5,317,208
Less: Allowance for credit losses	(86,643)	(92,733)	(94,013)	(91,250)	(85,411)
Net Loans	5,574,849	5,642,616	5,764,016	5,680,802	5,231,797

Bank premises and equipment, net	70,385	75,117	76,393	69,041	71,540
Other real estate owned	15,549	12,750	15,890	15,847	14,640
Goodwill	221,176	221,176	221,176	212,146	212,085
Other intangible assets, net	15,382	16,745	18,163	17,950	19,461
Bank owned life insurance	132,634	131,776	130,887	127,954	127,067
Net deferred tax assets	24,497	23,629	25,503	21,404	19,766
Other assets	152,646	162,214	156,717	153,993	145,957
Total Assets	$8,811,820	$8,342,392	$8,287,840	$8,084,013	$7,352,894

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$2,685,247	$2,289,787	$2,400,744	$2,267,435	$1,703,628
Interest-bearing demand	1,647,935	1,566,069	1,385,445	1,368,146	1,234,193
Savings	768,362	689,179	655,072	619,251	554,836
Money market	1,671,179	1,556,370	1,457,078	1,232,892	1,124,378
Other time certificates	373,297	425,878	457,964	445,176	489,669
Brokered time certificates	93,500	233,815	381,028	572,465	597,715
Time certificates of more than $250,000	146,229	171,463	177,512	161,418	183,080
Total Deposits	7,385,749	6,932,561	6,914,843	6,666,783	5,887,499

Securities sold under agreements to repurchase	109,171	119,609	89,508	92,125	64,723
Federal Home Loan Bank borrowings	—	—	35,000	135,000	265,000
Subordinated debt	71,436	71,365	71,295	71,225	71,155
Other liabilities	90,115	88,455	78,853	88,277	72,730
Total Liabilities	7,656,471	7,211,990	7,189,499	7,053,410	6,361,107

Shareholders' Equity
Common stock	5,529	5,524	5,517	5,299	5,271
Additional paid in capital	858,688	856,092	854,188	811,328	809,533
Retained earnings	290,420	256,701	227,354	204,719	179,646
Treasury stock	(8,693)	(8,285)	(7,941)	(8,037)	(7,422)
	1,145,944	1,110,032	1,079,118	1,013,309	987,028
Accumulated other comprehensive income, net	9,405	20,370	19,223	17,294	4,759
Total Shareholders' Equity	1,155,349	1,130,402	1,098,341	1,030,603	991,787
Total Liabilities & Shareholders' Equity	$8,811,820	$8,342,392	$8,287,840	$8,084,013	$7,352,894

Common shares outstanding	55,294	55,243	55,169	52,991	52,709

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	1Q'21	4Q'20	3Q'20	2Q'20	1Q'20

Credit Analysis
Net charge-offs - non-acquired loans	$292	$3,028	$1,112	$1,714	$1,316
Net charge-offs (recoveries) - acquired loans	78	99	624	37	(343)
Total Net Charge-offs	370	3,127	1,736	1,751	973

Net charge-offs to average loans - non-acquired loans	0.02%	0.20%	0.08%	0.12%	0.10%
Net charge-offs (recoveries) to average loans - acquired loans	0.01	0.01	0.04	—	(0.03)
Total Net Charge-offs to Average Loans	0.03	0.21	0.12	0.12	0.07

Allowance for credit losses - non-acquired loans	$66,523	$69,786	$70,388	$73,587	$69,498
Allowance for credit losses - acquired loans	20,120	22,947	23,625	17,663	15,913
Total Allowance for Credit Losses	$86,643	$92,733	$94,013	$91,250	$85,411

Non-acquired loans at end of period	$4,208,911	$4,196,205	$4,157,376	$4,315,892	$4,373,378
Acquired loans at end of period	870,928	972,183	1,061,853	879,710	943,830
Paycheck Protection Program loans at end of period[1]	581,653	566,961	638,800	576,450	—
Total Loans	$5,661,492	$5,735,349	$5,858,029	$5,772,052	$5,317,208

Non-acquired loans allowance for credit losses to non-acquired loans at end of period	1.58%	1.66%	1.69%	1.71%	1.59%
Total allowance for credit losses to total loans at end of period	1.53	1.62	1.60	1.58	1.61
Total allowance for credit losses to total loans, excluding PPP loans	1.71	1.79	1.80	1.76	1.61
Purchase discount on acquired loans at end of period	2.93	2.86	3.01	3.29	3.36

End of Period
Nonperforming loans	$35,328	$36,110	$36,897	$30,051	$25,582
Other real estate owned	10,836	10,182	12,299	10,967	11,048
Properties previously used in bank operations included in other real estate owned	4,713	2,569	3,592	4,880	3,592
Total Nonperforming Assets	$50,877	$48,861	$52,788	$45,898	$40,222

Accruing troubled debt restructures (TDRs)	$4,067	$4,182	$10,190	$10,338	$10,833

Nonperforming Loans to Loans at End of Period	0.62%	0.63%	0.63%	0.52%	0.48%
Nonperforming Assets to Total Assets at End of Period	0.58	0.59	0.64	0.57	0.55

	March 31,	December 31,	September 30,	June 30,	March 31,
Loans	2021	2020	2020	2020	2020

Construction and land development	$227,117	$245,108	$280,610	$298,835	$295,405
Commercial real estate - owner occupied	1,133,085	1,141,310	1,125,460	1,076,650	1,082,893
Commercial real estate - non-owner occupied	1,438,365	1,395,854	1,394,464	1,392,787	1,381,096
Residential real estate	1,246,549	1,342,628	1,393,396	1,468,171	1,559,754
Commercial and financial	860,813	854,753	833,083	757,232	796,038
Consumer	173,910	188,735	192,216	201,927	202,022
Paycheck Protection Program	581,653	566,961	638,800	576,450	—
Total Loans	$5,661,492	$5,735,349	$5,858,029	$5,772,052	$5,317,208

[1]3Q'20 includes $54 million in Paycheck Protection Program loans acquired from Freedom Bank.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	1Q'21			4Q'20			1Q'20
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,550,457	$6,298	1.62%	$1,496,536	$6,477	1.73%	$1,152,473	$8,696	3.02%
Nontaxable	25,932	187	2.89	25,943	109	1.68	19,740	152	3.09
Total Securities	1,576,389	6,485	1.65	1,522,479	6,586	1.73	1,172,213	8,848	3.02

Federal funds sold and other investments	377,344	586	0.63	197,379	523	1.05	87,924	734	3.36

Loans excluding PPP loans	5,149,642	55,504	4.37	5,276,224	60,497	4.56	5,215,234	63,524	4.90
PPP loans	609,733	6,886	4.58	629,855	5,187	3.28	—	—	—
Total Loans	5,759,375	62,390	4.39	5,906,079	65,684	4.42	5,215,234	63,524	4.90

Total Earning Assets	7,713,108	69,461	3.65	7,625,937	72,793	3.80	6,475,371	73,106	4.54

Allowance for credit losses	(91,735)			(93,148)			(56,931)
Cash and due from banks	255,685			235,519			90,084
Premises and equipment	74,272			76,001			67,585
Intangible assets	237,323			238,631			226,712
Bank owned life insurance	132,079			131,208			126,492
Other assets	164,622			162,248			126,230

Total Assets	$8,485,354			$8,376,396			$7,055,543

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,600,490	$258	0.07%	$1,458,299	$249	0.07%	$1,173,930	$834	0.29%
Savings	722,274	137	0.08	672,864	166	0.10	526,727	348	0.27
Money market	1,609,938	670	0.17	1,523,960	813	0.21	1,128,757	2,008	0.72
Time deposits	711,320	1,187	0.68	911,091	2,104	0.92	1,151,750	4,768	1.67
Securities sold under agreements to repurchase	112,834	41	0.15	101,665	42	0.16	71,065	167	0.95
Federal Home Loan Bank borrowings	—	—	—	15,978	80	1.99	250,022	968	1.56
Other borrowings	71,390	427	2.43	71,321	436	2.43	71,114	722	4.08

Total Interest-Bearing Liabilities	4,828,246	2,720	0.23	4,755,178	3,890	0.33	4,373,365	9,815	0.90

Noninterest demand	2,432,038			2,424,523			1,625,215
Other liabilities	88,654			85,622			62,970
Total Liabilities	7,348,938			7,265,323			6,061,550

Shareholders' equity	1,136,416			1,111,073			993,993

Total Liabilities & Equity	$8,485,354			$8,376,396			$7,055,543

Cost of deposits			0.13%			0.19%			0.57%
Interest expense as a % of earning assets			0.14%			0.20%			0.61%
Net interest income as a % of earning assets		$66,741	3.51%		$68,903	3.59%		$63,291	3.93%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2021	2020	2020	2020	2020

Customer Relationship Funding
Noninterest demand
Commercial	$2,189,564	$1,821,361	$1,973,494	$1,844,288	$1,336,352
Retail	379,257	350,783	322,559	314,723	271,916
Public funds	83,315	90,973	70,371	74,674	71,029
Other	33,111	26,670	34,320	33,750	24,331
Total Noninterest Demand	2,685,247	2,289,787	2,400,744	2,267,435	1,703,628

Interest-bearing demand
Commercial	497,047	454,909	413,513	412,846	349,315
Retail	895,853	839,958	777,078	733,772	671,378
Public funds	255,035	271,202	194,854	221,528	213,500
Total Interest-Bearing Demand	1,647,935	1,566,069	1,385,445	1,368,146	1,234,193

Total transaction accounts
Commercial	2,686,611	2,276,270	2,387,007	2,257,134	1,685,667
Retail	1,275,110	1,190,741	1,099,637	1,048,495	943,294
Public funds	338,350	362,175	265,225	296,202	284,529
Other	33,111	26,670	34,320	33,750	24,331
Total Transaction Accounts	4,333,182	3,855,856	3,786,189	3,635,581	2,937,821

Savings	768,362	689,179	655,072	619,251	554,836

Money market
Commercial	692,537	611,623	634,697	586,416	487,759
Retail	701,453	661,311	613,532	579,126	572,785
Brokered	197,389	196,616	141,808	—	—
Public funds	79,800	86,820	67,041	67,350	63,834
Total Money Market	1,671,179	1,556,370	1,457,078	1,232,892	1,124,378

Brokered time certificates	93,500	233,815	381,028	572,465	597,715
Other time certificates	519,526	597,341	635,476	606,594	672,749
	613,026	831,156	1,016,504	1,179,059	1,270,464
Total Deposits	$7,385,749	$6,932,561	$6,914,843	$6,666,783	$5,887,499

Customer sweep accounts	$109,171	$119,609	$89,508	$92,125	$64,723

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'21	4Q'20	3Q'20	2Q'20	1Q'20

Net Income	$33,719	$29,347	$22,628	$25,080	$709

Total noninterest income	17,671	14,930	16,946	15,006	14,688
Securities losses (gains), net	114	18	(4)	(1,230)	(19)
Total Adjustments to Noninterest Income	114	18	(4)	(1,230)	(19)
Total Adjusted Noninterest Income	17,785	14,948	16,942	13,776	14,669

Total noninterest expense	46,120	43,681	51,674	42,399	47,798
Merger related charges	(581)	—	(4,281)	(240)	(4,553)
Amortization of intangibles	(1,211)	(1,421)	(1,497)	(1,483)	(1,456)
Business continuity expenses	—	—	—	—	(307)
Branch reductions and other expense initiatives	(449)	(354)	(464)	—	—
Total Adjustments to Noninterest Expense	(2,241)	(1,775)	(6,242)	(1,723)	(6,316)
Total Adjusted Noninterest Expense	43,879	41,906	45,432	40,676	41,482

Income Taxes	10,157	8,793	6,992	7,188	(155)
Tax effect of adjustments	577	440	1,530	121	1,544
Total Adjustments to Income Taxes	577	440	1,530	121	1,544
Adjusted Income Taxes	10,734	9,233	8,522	7,309	1,389
Adjusted Net Income	$35,497	$30,700	$27,336	$25,452	$5,462

Earnings per diluted share, as reported	$0.60	$0.53	$0.42	$0.47	$0.01
Adjusted Earnings per Diluted Share	0.63	0.55	0.50	0.48	0.10
Average diluted shares outstanding	55,992	55,739	54,301	53,308	52,284

Adjusted Noninterest Expense	$43,879	$41,906	$45,432	$40,676	$41,482
Provision for credit losses on unfunded commitments	—	795	(756)	(178)	(46)
Foreclosed property expense and net gain / (loss) on sale	65	(1,821)	(512)	(245)	315
Net Adjusted Noninterest Expense	$43,944	$40,880	$44,164	$40,253	$41,751

Revenue	$84,281	$83,721	$80,449	$82,278	$77,865
Total Adjustments to Revenue	114	18	(4)	(1,230)	(19)
Impact of FTE adjustment	131	112	118	116	114
Adjusted Revenue on a fully taxable equivalent basis	$84,526	$83,851	$80,563	$81,164	$77,960
Adjusted Efficiency Ratio	51.99%	48.75%	54.82%	49.60%	53.55%

Net Interest Income	$66,610	$68,791	$63,503	$67,272	$63,177
Impact of FTE adjustment	131	112	118	116	114
Net Interest Income including FTE adjustment	$66,741	$68,903	$63,621	$67,388	$63,291
Total noninterest income	17,671	14,930	16,946	15,006	14,688
Total noninterest expense	46,120	43,681	51,674	42,399	47,798
Pre-Tax Pre-Provision Earnings	$38,292	$40,152	$28,893	$39,995	$30,181
Total Adjustments to Noninterest Income	114	18	(4)	(1,230)	(19)
Total Adjustments to Noninterest Expense	(2,176)	(2,801)	(7,510)	(2,146)	(6,047)
Adjusted Pre-Tax Pre-Provision Earnings	$40,582	$42,971	$36,399	$40,911	$36,209

Average Assets	$8,485,354	$8,376,396	$8,086,890	$7,913,002	$7,055,543
Less average goodwill and intangible assets	(237,323)	(238,631)	(228,801)	(230,871)	(226,712)
Average Tangible Assets	$8,248,031	$8,137,765	$7,858,089	$7,682,131	$6,828,831

Return on Average Assets (ROA)	1.61%	1.39%	1.11%	1.27%	0.04%
Impact of removing average intangible assets and related amortization	0.09	0.10	0.09	0.10	0.07
Return on Average Tangible Assets (ROTA)	1.70	1.49	1.20	1.37	0.11
Impact of other adjustments for Adjusted Net Income	0.05	0.01	0.18	(0.04)	0.21
Adjusted Return on Average Tangible Assets	1.75	1.50	1.38	1.33	0.32

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'21	4Q'20	3Q'20	2Q'20	1Q'20

Average Shareholders' Equity	$1,136,416	$1,111,073	$1,061,807	$1,013,095	$993,993
Less average goodwill and intangible assets	(237,323)	(238,631)	(228,801)	(230,871)	(226,712)
Average Tangible Equity	$899,093	$872,442	$833,006	$782,224	$767,281

Return on Average Shareholders' Equity	12.03%	10.51%	8.48%	9.96%	0.29%
Impact of removing average intangible assets and related amortization	3.59	3.36	2.87	3.51	0.66
Return on Average Tangible Common Equity (ROTCE)	15.62	13.87	11.35	13.47	0.95
Impact of other adjustments for Adjusted Net Income	0.39	0.13	1.71	(0.38)	1.91
Adjusted Return on Average Tangible Common Equity	16.01	14.00	13.06	13.09	2.86

Loan interest income[1]	$62,390	$65,684	$60,573	$64,929	$63,524
Accretion on acquired loans	(2,868)	(4,448)	(3,254)	(2,988)	(4,287)
Interest and fees on PPP loans	(6,886)	(5,187)	(1,719)	(5,068)	—
Loan interest income excluding PPP and accretion on acquired loans	$52,636	$56,049	$55,600	$56,873	$59,237

Yield on loans[1]	4.39	4.42	4.11	4.56	4.90
Impact of accretion on acquired loans	(0.20)	(0.30)	(0.22)	(0.21)	(0.33)
Impact of PPP loans	(0.04)	0.11	0.33	(0.04)	—
Yield on loans excluding PPP and accretion on acquired loans	4.15%	4.23%	4.22%	4.31%	4.57%

Net Interest Income[1]	$66,741	$68,903	$63,621	$67,388	$63,291
Accretion on acquired loans	(2,868)	(4,448)	(3,254)	(2,988)	(4,287)
Interest and fees on PPP loans	(6,886)	(5,187)	(1,719)	(5,068)	—
Net interest income excluding PPP and accretion on acquired loans	$56,987	$59,268	$58,648	$59,332	$59,004

Net Interest Margin	3.51	3.59	3.40	3.70	3.93
Impact of accretion on acquired loans	(0.15)	(0.23)	(0.17)	(0.16)	(0.27)
Impact of PPP loans	(0.11)	0.01	0.19	(0.08)	—
Net interest margin excluding PPP and accretion on acquired loans	3.25%	3.37%	3.42%	3.46%	3.66%

Security interest income[1]	$6,485	$6,586	$7,129	$7,725	$8,848
Tax equivalent adjustment on securities	(39)	(23)	(32)	(31)	(30)
Security interest income excluding tax equivalent adjustment	$6,446	$6,563	$7,097	$7,694	$8,818

Loan interest income[1]	$62,390	$65,684	$60,573	$64,929	$63,524
Tax equivalent adjustment on loans	(92)	(89)	(86)	(85)	(84)
Loan interest income excluding tax equivalent adjustment	$62,298	$65,595	$60,487	$64,844	$63,440

Net Interest Income[1]	$66,741	$68,903	$63,621	$67,388	$63,291
Tax equivalent adjustment on securities	(39)	(23)	(32)	(31)	(30)
Tax equivalent adjustment on loans	(92)	(89)	(86)	(85)	(84)
Net interest income excluding tax equivalent adjustment	$66,610	$68,791	$63,503	$67,272	$63,177

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.